Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation January 2021

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation , including economic, competitive, legal and other factors, including the severity, magnitude and duration of the COVID - 19 pandemic . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 201 9 and our Quarterly Report s on Form 10 - Q for the quarter s ended March 31 , 2020 , June 30 , 2020 and September 30 , 2020 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 201 9 and our Quarterly Report s on Form 10 - Q for the quarter s ended March 31 , 2020 , June 30 , 2020 and September 30 , 20 20 . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation . 2

Keith Cozza – President & Chief Executive Officer SungHwan Cho – Chief Financial Officer Presenters 3

Agenda 4 • Transaction Overview • Company Overview • Investment Highlights • Financial Performance • Appendix

Transaction Overview 5

Executive Summary 6 • Icahn Enterprises L.P. (“IEP” or the “Company”) is a diversified Holding Company, with global businesses in Investment, Automotive, Energy, Real Estate, Food Packaging, Metals, and Home Fashion ‒ Total equity market capitalization of approximately $12.4 billion (1) as of December 31, 2020 • The net proceeds of this offering of the Notes will be used for the redemption of the existing 6.250% Senior Unsecured Notes due 2022 (2) (1) Based on closing stock price of $50.67 and approximately 245.3 million depositary units owned by affiliates of Carl Icahn as of December 31, 2020. (2) As previously disclosed, the trustee delivered a notice of conditional redemption to holders of the 6.250% senior unsecured n ote s due 2022 on the Company’s behalf on December 31, 2020. The redemption is subject to the satisfaction of the Conditions Precedent (as defined herein). If the Conditions Precedent are sa tis fied, we intend to redeem a portion of the 6.250% senior unsecured notes due 2022 on or about February 1, 2021 (subject to delay in the Company’s discretion until such time as the Conditions P rec edent are satisfied), at a redemption price equal to 100.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but no t i ncluding, the redemption date. Sources and Uses of Funds Sources of Funds Uses of Funds ($ millions) New Senior Unsecured Notes due 2029 500$ Redemption of the existing 6.250% Senior Unsecured Notes due 2022 (2) 500$ Cash on Balance Sheet 2 Estimated Fees & Expenses 2 Total Sources 502$ Total Uses 502$

Capitalization and Credit Statistics

Key Points

- Strong pro forma financial metrics[1]:
  - Total consolidated liquidity of $6.7 billion
  - Indicative gross asset value to Holding Company net debt coverage of 1.7x
- Holding Company cash and cash equivalents value of $1.3 billion[1]
- Affiliates of Carl Icahn own 92.2% of IEP's outstanding depositary units valued at $11.2 billion[3] as of December 31, 2020

	As of September 30, 2020	
($Millions)	Actual	As Adjusted[1]
Liquid Assets:		
Holding Company Cash & Cash Equivalents	$1,087	$1,257
Holding Company Investment in Funds	4,043	4,043
Holding Company Liquid Assets	**$5,130**	**$5,300**
Subsidiaries Cash & Cash Equivalents	775	775
Total Liquid Assets	**$5,905**	**$6,075**
Holding Company Debt:		
6.250% Senior Unsecured Notes due 2022	1,209	709
6.750% Senior Unsecured Notes due 2024	499	499
4.750% Senior Unsecured Notes due 2024	1,107	1,107
6.375% Senior Unsecured Notes due 2025	748	748
6.250% Senior Unsecured Notes due 2026	1,250	1,250
5.250% Senior Unsecured Notes due 2027	999	999
New Senior Unsecured Notes due 2029	-	500
Holding Company Debt	**$5,812**	**$5,812**
Subsidiary Debt [2]	2,334	2,234
Total Consolidated Debt (a)	**$8,146**	**$8,046**
Minority Interest (b)	$5,643	$5,643
Shareholders' Book Equity (c)	3,230	3,518
Total Book Capitalization (a) + (b) + (c)	**$17,019**	**$17,207**
Stockholders' Market Equity [4] (d)	11,679	11,967
Total Capitalization (a) + (b) + (d)	**$25,468**	**$25,656**
Supplemental Information:		
Indicative Gross Asset Value (excluding Holding Company Cash) [5]	$7,944	$7,944
Indicative Gross Asset Value / Holding Company Net Debt	1.7x	1.7x
Holding Company Liquid Assets / Holding Company Debt	0.9x	0.9x

(1) Gives effect to (i) the issuance of the Notes offered hereby and the use of the net proceeds therefrom, (ii) Viskase's $100 million equity private placement and debt refinancing completed in October 2020 and (iii) the sale of the maximum aggregate offering amount of $400 million in sales proceeds pursuant to the open market sales program. Sales made under the open market sales program, if any, will be made from time to time during the term of the program ending on March 31, 2021, at such prices and times as Icahn Enterprises may agree with the agent. Sales under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units will be sold by Icahn Enterprises. As previously disclosed, the trustee delivered a notice of conditional redemption to holders of our 6.250% senior unsecured notes due 2022 on our behalf on December 31, 2020. The redemption is subject to the satisfaction of the Conditions Precedent. If the Conditions Precedent are satisfied, we intend to redeem a portion of the 6.250% senior unsecured notes due 2022 on or about February 1, 2021 (subject to delay in our discretion until such time as the Conditions Precedent are satisfied) at a redemption price equal to 100.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the redemption date.

(2) Debt is non-recourse to Icahn Enterprises.

(3) Based on closing stock price of $50.67 and approximately 221.7 million depositary units owned by affiliates of Carl Icahn as of December 31, 2020.

(4) Based on closing stock price of $49.32 and approximately 236.8 million depositary and general partner equivalent units outstanding as of September 30, 2020.

(5) Indicative gross asset value defined as market value of public subsidiaries, market value of the Holding Company interest in the Investment Funds and book value or market comparables of other assets.

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Summary of Terms 8 Issuers Icahn Enterprises L.P. (“IEP” or the “Company”) and Icahn Enterprises Finance Corp. Issue $500.0 million of Senior Unsecured Notes (the “Notes”) Term 8 years Optional Redemption Non - callable for life until six months prior to maturity at par Placement Type 144A and Regulation S Private Placement with Registration Rights Use of Proceeds The net proceeds of this offering of the Notes will be used for the redemption of the existing 6.250% Senior Unsecured Notes due 2022 (1) Guarantees The Notes will be unconditionally guaranteed on a senior unsecured basis by Icahn Enterprises Holdings L . P . Ranking The Notes will rank senior in right of payment to all existing and future subordinated indebtedness and equal in right of payment with all other existing and future senior unsecured indebtedness . The Notes will be effectively subordinated to all indebtedness and liabilities, including trade payables, of all subsidiaries other than Icahn Enterprises Holdings L . P . The Notes will be effectively subordinated to all of our and Icahn Enterprises Holdings L . P . ’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness Mandatory Redemption None Change of Control Offer 101% of aggregate principal amount of Notes repurchased plus accrued and unpaid interest Covenants Maintenance and Debt Incurrence covenants same as existing notes Restricted Payments Same as existing 5.250% senior unsecured notes due 2027 Sole Bookrunner Jefferies LLC (1) As previously disclosed, the trustee delivered a notice of conditional redemption to holders of the 6.250% senior unsecured n ote s due 2022 on the Company’s behalf on December 31, 2020. The redemption is subject to the satisfaction of the Conditions Precedent (as defined herein). If the Conditions Precedent are sa tis fied, we intend to redeem a portion of the 6.250% senior unsecured notes due 2022 on or about February 1, 2021 (subject to delay in the Company’s discretion until such time as the Conditions P rec edent are satisfied), at a redemption price equal to 100.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but no t i ncluding, the redemption date.

Company Overview 9

Overview of Icahn Enterprises • Icahn Enterprises L.P. is a diversified H olding C ompany with operating segments in Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion • IEP is majority owned and controlled by Carl Icahn ‒ Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP ‒ As of September 30, 2020 , Icahn Enterprises had interests in the Investment Funds of approximately $4.1 billion • IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis (1) Excludes Discontinued Operations. (2) Investment segment total assets represents total equity (equity attributable to IEP was $4 .1 billion) . 10 Investment (2) $8,839 ($1,719) ($980) ($892) Energy 4,637 4,367 (115) 87 Automotive 3,160 2,579 (218) (73) Food Packaging 506 390 (1) 43 Metals 241 275 (19) 4 Real Estate 490 100 3 26 Home Fashion 235 195 (6) 4 Holding Company 1,588 (195) (612) (246) $19,696 $5,992 ($1,948) ($1,047) ($Millions) Twelve Months Ended September 30, 2020 (1) As of September 30, 2020 Assets Revenue Net Income (Loss) Atttributable to IEP Adjusted EBITDA Attributable to IEP

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of 9/30/2020, Icahn Enterprises had interests in the Investment Funds of approximately $4.1 billion
Icahn Capital LP
100%
89%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
One of the largest independent metal recycling companies in the US
PSC Metals LLC
100%
100%
Icahn Automotive Group LLC
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
71%
CVR Energy Inc. (NYSE: CVI)
Independent refiner and marketer of transportation fuels
35%
Provider of home textile products for nearly 200 years
WestPoint Home LLC (“WPH”)
100%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products

Note: Percentages denote equity ownership as of October 31, 2020. Excludes intermediary and pass-through entities.

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Investment Highlights 12

• Diversified Holdings • History of Successfully Monetizing Investments • Diversification Across Industries and Geographies Proves a Natural Hedge Against Cyclical and General Economic Swings • Significant Asset Coverage • Liquidity Serves as a Competitive Advantage • Deep Management Team Led by Carl Icahn Investment Highlights 13 1 2 3 4 5 6

1 Diversified Holdings

- The Company is well diversified across various industries and sectors

Asset Mix by Operating Segments for Icahn Enterprises(1)(2)



52%
24%
11%
6%
3%
2%
2%
Investment (3)
Automotive(4)
Energy (5)
Real Estate
Food Packaging (6)
Metals (7)
Home Fashion (8)

Note: As of September 30, 2020. Market valued subsidiaries based on closing share price and the number of shares owned by the Holding Company as of September 30, 2020.

(1) Indicative gross asset value defined as market value of public subsidiaries, market value of the Holding Company investment in Funds and book value or market comparables of other assets.

(2) Excludes other Holding Company net assets. In December 2020, the Company acquired all of the outstanding common stock of Vivus, Inc. ("Vivus") upon its emergence from bankruptcy. Prior to Vivus' emergence from bankruptcy, the Company held an investment in all of Vivus' convertible corporate debt securities and 1st lien debt securities.

(3) Investment segment total assets represents total equity (equity attributable to IEP was $4.1 billion).

(4) Automotive includes Tenneco, Icahn Automotive Group and 767 Auto Leasing.

(5) Energy includes CVR Energy.

(6) Includes Viskase. Valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2020 and is pro forma for Viskase's $100 million equity private placement and debt refinancing completed in October 2020.

(7) Metals includes PSC Metals, Inc.

(8) Home fashion includes WestPoint Home.

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History of Successfully Monetizing Investments 15 2 • Sold American Railcar Leasing, LLC (“ARL”) during 2017 for $3.4 billion including assumption of debt, resulting in cash proceeds to IEP of $1.8 billion. IEP acquired ARL in 2013 for total consideration of approximately $772 million • August 2017 sale of Las Vegas property for $600 million. IEP originally acquired the Fontainebleau for $148 million in February 2010 • October 2018 sale of Federal Mogul for $800 million cash consideration and 29.5 million shares of Tenneco (NYSE: TEN) common stock (currently valued at $10.60 per share as of 12/31/20) ‒ Sold 1.85 million shares of TEN and received $19.9 million proceeds in Q4 2020 • October 2018 sale of Tropicana Entertainment for aggregate consideration of approximately $1.8 billion. IEP portion of cash consideration received was approximately $1.5 billion • December 2018 sale of American Railcar Industries, Inc. (‘‘ARI’’) for $1.75 billion, including assumption of debt, resulting in cash proceeds to IEP of $831 million • August 2019 sale of Ferrous Resources for $550 million valuation, including repaid indebtedness. IEP share of cash proceeds was $463 million, net of adjustments Note: As of September 30, 2020.

3 Segment: Investment

Segment Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
- Fair value of IEP's interest in the Investment Funds was approximately $4.1 billion as of September 30, 2020
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment ($Millions)	FYE December 31, 2017	2018	2019	LTM September 30, 2020
Selected Income Statement Data:				
Total revenue	$297	$737	($1,414)	($1,719)
Adjusted EBITDA	284	725	(1,437)	(1,731)
Net income (loss)	118	679	(1,543)	(1,916)
Adjusted EBITDA attributable to IEP	$138	$339	($723)	($892)
Net income (loss) attributable to IEP	80	319	(775)	(980)
Returns	**2.1%**	**7.9%**	**-15.4%**	**-15.6%**
Segment Balance Sheet Data[1]:				
Equity attributable to IEP	$3,052	$5,066	$4,296	$4,058
Total Equity	7,417	10,101	8,783	8,839

Highlights and Recent Developments

- Since inception in 2004 through September 30, 2020, the Investment Funds' cumulative return was approximately 63.6%, representing an annualized rate of return of approximately 3.1%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., eBay / PayPal, Xerox / Conduent)
  - Corporate governance changes (e.g., Newell, Caesars, DELL Technologies)
- As of September 30, 2020, the Investment Funds had a net long notional exposure of approximately 8%

Significant Holdings
As of September 30, 2020

Company	Mkt. Value ($mm)	% Ownership[2]
HERBALIFE	$956	15.5%
CHENIERE	$931	8.0%
OXY	$887	9.5%
newell	$750	10.3%
NAVISTAR	$728	16.8%

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Total economic ownership as a percentage of common shares issued and outstanding.

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Segment: Energy Segment Description • CVR Energy, Inc. (NYSE:CVI) is a diversified Holding Company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE:UAN) ‒ CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States ‒ CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products Historical Segment Financial Summary 17 (1) Balance Sheet data as of the end of each respective fiscal period. Petroleum • Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil ‒ Approximately 2 01 ,000 bpd of crude processing in Kansas and Oklahoma ‒ Access to quality and price advantaged crude – 100% of crude purchased is WTI based ‒ Complex refineries can process different types of crude oil to optimize profitability ‒ Challenging macro environment due to significantly lower product demand due to COVID - 19 ‒ CVR announced renewable diesel project at the Wynnewood refinery that is expected to significantly reduce RINs exposure Fertilizer • CVR Partners owns two nitrogen fertilizer plants strategically located in the Southern Plains and Corn Belt region ‒ On May 6, 2020, CVR Partners announced a unit repurchase program for up to $10 million of its common units ‒ During the nine months ended September 30, 2020, CVR Partners repurchased 2,294,002 common units at a cost of $2 million ($Millions) Selected Income Statement Data: Net sales $5,988 $7,124 $6,364 $4,381 Adjusted EBITDA 405 821 880 174 Net income (loss) 316 334 314 (220) Adjusted EBITDA attributable to IEP $215 $460 $572 $87 Net income (loss) attributable to IEP 253 213 246 (115) Segment Balance Sheet Data (1) : Total assets $4,845 $4,831 $4,673 $4,637 Equity attributable to IEP 1,160 1,274 1,312 1,091 Energy Segment FYE December 31, LTM September 30, 20202017 2018 2019 3

3 Segment: Automotive

Segment Description

- We conduct our Automotive segment through our wholly owned subsidiary Icahn Automotive Group LLC ("Icahn Automotive")
- Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers
- Our Automotive segment also includes our investment in 767 Auto Leasing LLC, a joint venture created by us to purchase vehicles for lease

Historical Segment Financial Summary

Automotive Segment ($Millions)	FYE December 31, 2017	2018	2019	LTM September 30, 2020
Selected Income Statement Data:				
Net sales and other revenue from operations	$2,723	$2,858	$2,884	$2,585
Adjusted EBITDA	3	(48)	(80)	(73)
Net income (loss)	(51)	(230)	(197)	(218)
Adjusted EBITDA attributable to IEP	$3	($48)	($80)	($73)
Net income (loss) attributable to IEP	(51)	(230)	(197)	(218)
Segment Balance Sheet Data[1]:				
Total assets	$3,011	$3,024	$3,495	$3,160
Equity attributable to IEP	1,727	1,747	1,750	1,654

Highlights and Recent Developments

- Icahn Automotive is in the process of implementing a multi-year transformation plan, which includes the integration and restructuring of its businesses. The transformation plan includes operating the automotive services and aftermarket parts businesses as separate businesses, streamlining Icahn Automotive's corporate and field support teams, facility closures, consolidations and conversions, inventory optimization actions, and the re-focusing of its automotive parts business on certain core markets
- Our Automotive segment's priorities include:
  - Positioning the service business to take advantage of opportunities in the do-it-for-me market and vehicle fleets;
  - Optimizing the value of the commercial parts distribution business in certain high-volume core markets;
  - Exiting the automotive parts distribution business in certain low volume, non-core markets;
  - Improving inventory management across Icahn Automotive's parts and tire distribution network;
  - Investment in customer experience initiatives such as enhanced customer loyalty programs and selective upgrades in facilities;
  - Investment in employees with focus on training and career development investments; and
  - Business process improvements, including investments in our supply chain and information technology capabilities
- COVID-19 pandemic has led to an acceleration of selective planned store closures

(1) Balance Sheet data as of the end of each respective fiscal period.

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3 Segment: Food Packaging

Segment Description

- Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
  - Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
  - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Historical Segment Financial Summary

Food Packaging Segment	FYE December 31,			LTM September 30,
($Millions)	2017	2018	2019	2020
Selected Income Statement Data:				
Net sales	$392	$395	$383	$399
Adjusted EBITDA	62	54	47	53
Net income (loss)	(6)	(15)	(22)	(3)
Adjusted EBITDA attributable to IEP	$45	$43	$37	$43
Net income (loss) attributable to IEP	(5)	(12)	(17)	(1)
Segment Balance Sheet Data[1]:				
Total assets	$487	$511	$517	$506
Equity attributable to IEP	28	55	40	44

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - Majority of revenues from emerging markets
- Developed markets remain a steady source of income
  - Distribution channels to certain customers spanning more than 50 years
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost
- In October 2020, Viskase completed an equity private placement with IEP for $100 million. In connection with this transaction, our ownership of Viskase increased to approximately 89.0%
- In October 2020, Viskase entered into a credit agreement providing for a $150 million term loan and a $30 million revolving credit facility. The proceeds from the new term loan, plus cash received from the equity private placement, were used to repay in full its existing term loan

(1) Balance Sheet data as of the end of each respective fiscal period.

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3 Segment: Metals

Segment Description

- PSC Metals LLC is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnaces drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are approximately 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business
  - Investments in processing plants to increase metal recoveries

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM September 30,
($Millions)	2017	2018	2019	2020
Selected Income Statement Data:				
Net sales	$409	$466	$340	$273
Adjusted EBITDA	20	24	2	4
Net income (loss)	(44)	5	(22)	(19)
Adjusted EBITDA attributable to IEP	$20	$24	$2	$4
Net income (loss) attributable to IEP	(44)	5	(22)	(19)
Segment Balance Sheet Data[1]:				
Total assets	$226	$233	$233	$241
Equity attributable to IEP	182	177	156	144

(1) Balance Sheet data as of the end of each respective fiscal period.

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3 Segment: Real Estate

Segment Description

- Consists of rental real estate, property development and club operations
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development is focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development
- Club operations focus on operating golf club and related activities

Historical Segment Financial Summary

Real Estate Segment ($Millions)	FYE December 31, 2017[2]	2018	2019	LTM September 30, 2020
Selected Income Statement Data:				
Net sales and other revenue from operations	$87	$106	$98	$90
Adjusted EBITDA	40	48	24	26
Net income (loss)	549	112	16	3
Adjusted EBITDA attributable to IEP	$40	$48	$24	$26
Net income (loss) attributable to IEP	549	112	16	3
Segment Balance Sheet Data[1]:				
Total assets	$931	$508	$514	$490
Equity attributable to IEP	846	465	474	433

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development & Club Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 147 and 1,098 units, respectively
- Club operations in New Seabury and Cape Cod and focus on operating golf club and related activities
- Includes hotel, timeshare and casino resort property in Aruba and Plaza Hotel and Casino in Atlantic City, NJ, which ceased operations in 2014

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Excludes results from timeshare and casino resort property in Aruba.

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3 Segment: Home Fashion

Segment Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM September 30,
($Millions)	2017	2018	2019	2020
Selected Income Statement Data:				
Net sales	$183	$171	$187	$193
Adjusted EBITDA	(9)	-	(6)	4
Net income (loss)	(20)	(11)	(17)	(6)
Adjusted EBITDA attributable to IEP	($9)	$0	($6)	$4
Net income (loss) attributable to IEP	(20)	(11)	(17)	(6)
Segment Balance Sheet Data[1]:				
Total assets	$183	$172	$231	$235
Equity attributable to IEP	144	133	147	145

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low-cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry
- Acquired Vision Support Services ("VSS") in June 2019. VSS produces bedding and bath products for hospitality and healthcare sectors with strong presence in Europe and Middle East. VSS sources from a global network of 50 manufacturers
- Seeing high level of demand for face masks which WestPoint started producing in response to COVID-19

(1) Balance Sheet data as of the end of each respective fiscal period.

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4 Significant Asset Coverage

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparable of other assets

($Millions)	Historical As of 9/30/2020	Estimated As of 12/31/2020
Market-valued Subsidiaries and Investments:		
Holding Company interest in Investment Funds[(1)]	$4,058	$4,282
CVR Energy[(2)]	881	1,061
Tenneco[(2)]	204	292
Total market-valued Subsidiaries and Investments	**$5,143**	**$5,635**
Other Subsidiaries:		
Viskase[(3)]	$240	$240
Real Estate Holdings[(1)]	433	433
PSC Metals[(1)]	144	144
WestPoint Home[(1)]	145	145
Ferrous Resources	-	-
Icahn Automotive Group[(1)]	1,654	1,654
Total other subsidiaries	**$2,616**	**$2,616**
Add: Other Holding Company net assets[(4)]	185	185
Indicative Gross Asset Value	**$7,944**	**$8,436**
Add: Holding Company cash and cash equivalents[(5)]	987	1,033
Less: Holding Company debt[(5)]	(5,812)	(5,812)
Indicative Net Asset Value	**$3,119**	**$3,657**

Note: Indicative net asset value does not purport to reflect a valuation of Icahn Enterprises. The calculated indicative net asset value includes the book value for our Investment Segment, which includes the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of Icahn Enterprises. Investors may reasonably differ on what such elements are and their impact on Icahn Enterprises. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. These preliminary estimates are not a comprehensive statement of our financial results for the year ended December 31, 2020. These preliminary estimated financial results have been prepared by, and are the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the preliminary estimated financial results. Our actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the year ended December 31, 2020 are finalized.

(1) Represents equity attributable to us as of each respective date, except December 31, 2020, which represents the estimated equity attributable to us as of December 31, 2020.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2020. Pro forma for Viskase's $100 million equity private placement and debt refinancing completed in October 2020. December 31, 2020 represents the September 30, 2020 pro forma value.
(4) Holding Company's balance as of September 30, 2020. December 31, 2020 represents the September 30, 2020 value.
(5) For September 30, 2020, Holding Company cash and cash equivalents is pro forma for Viskase's $100 million equity private placement completed in October 2020. December 31, 2020 represents the September 30, 2020 pro forma value adjusted to reflect proceeds from the sale of certain shares of Tenneco, proceeds from the sale of depositary units sold in connection with our open market sales program through December 31, 2020 and the interest to be paid in connection with the partial redemption of the 6.250% senior unsecured notes due 2020, payable on February 1, 2021.

23

Liquidity Serves as a Competitive Advantage • Our operating subsidiaries and the Holding Company maintain ample liquidity to take advantage of attractive opportunities for their respective businesses 24 5 Create table as of 9/30 (1) Gives effect to (i) the issuance of the Notes offered hereby and the use of the net proceeds therefrom, (ii) Viskase’s $100 million equity private placement and debt refinancing completed in October 2020 and (iii) the sale of the maximum aggregate offering amount of $400 million in sales proceeds pursuant to the op en market sales program. Sales made under the open market sales program, if any, will be made from time to time during the term of the program ending on March 31, 2021, at such prices and t ime s as Icahn Enterprises may agree with the agent. Sales under the open market sales program are made by the agent on a commercially reasonable efforts basis and no assurance can be made that any or all amounts of depositary units will be sold by Icahn Enterprises. As previously disclosed, the trustee delivered a notice of conditional redemption to holders of our 6.250% senio r u nsecured notes due 2022 on our behalf on December 31, 2020. The redemption is subject to the satisfaction of the Conditions Precedent. If the Conditions Precedent are satisfied, we intend t o r edeem a portion of the 6.250% senior unsecured notes due 2022 on or about February 1, 2021 (subject to delay in our discretion until such time as the Conditions Precedent are satisfied) at a re dem ption price equal to 100.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the redemption date. (2) In October 2020, Viskase entered into a credit agreement providing for a $150 million term loan and a $30 million revolving c red it facility. The proceeds from the new term loan, plus cash received from the equity private placement in October 2020, were used to repay in full Viskase’s existing term loan. The new term loan an d credit facility mature in 2023. As of: As Adjusted (1) (2) ($Millions) 9/30/2020 9/30/2020 Liquid Assets: Holding Company Cash & Cash Equivalents $1,087 $1,257 Holding Company Investment in Funds 4,043 4,043 Holding Company Liquid Assets $5,130 $5,300 Subsidiaries Cash & Cash Equivalents 775 775 Total $5,905 $6,075 Subsidiary Revolver Availability: Energy $418 $418 Automotive 132 132 Food Packaging 6 36 Metals 25 25 Home Fashion 10 10 Total $591 $621 Total Liquidity: $6,496 $6,696

Deep Management Team Led by Carl Icahn • Led by Carl Icahn ‒ Substantial investing history provides IEP with unique network of relationships and access to Wall Street • Team consists of professionals with diverse backgrounds ‒ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit 25 Note: As of October 31, 2020 Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer 16 19 SungHwan Cho Chief Financial Officer 14 23 Brett Icahn Portfolio Manager 16 16 Gary Hu Portfolio Manager - 10 Steven Miller Portfolio Manager - 9 Andrew Teno Portfolio Manager - 11 Jesse Lynn General Counsel 16 25 Andrew Langham General Counsel 15 21 Jonathan Frates Managing Director 5 12 6

Financial Performance 26

Consolidated Financial Snapshot

($Millions)	FYE December 31, 2017	FYE December 31, 2018	FYE December 31, 2019	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2020	LTM September 30, 2020
Net Income (Loss):						
Investment	$118	$679	($1,543)	($1,564)	($1,937)	($1,916)
Energy	316	334	314	298	(236)	(220)
Automotive	(51)	(230)	(197)	(128)	(149)	(218)
Food Packaging	(6)	(15)	(22)	(16)	3	(3)
Metals	(44)	5	(22)	(13)	(10)	(19)
Real Estate	549	112	16	9	(4)	3
Home Fashion	(20)	(11)	(17)	(13)	(2)	(6)
Mining	10	1	311	311	-	-
Railcar	1,171	1	-	-	-	-
Holding Company	355	(639)	(599)	(494)	(507)	(612)
Discontinued operations	234	1,764	(32)	(24)	-	(8)
Net income (loss)	**$2,632**	**$2,001**	**($1,791)**	**($1,634)**	**($2,842)**	**($2,999)**
Less: net income (loss) attributable to non-controlling interests	178	519	(693)	(693)	(1,043)	(1,043)
Net income (loss) attributable to Icahn Enterprises	**$2,454**	**$1,482**	**($1,098)**	**($941)**	**($1,799)**	**($1,956)**
Adjusted EBITDA:						
Investment	$284	$725	($1,437)	($1,498)	($1,792)	($1,731)
Energy	405	821	880	738	32	174
Automotive	3	(48)	(80)	(49)	(42)	(73)
Food Packaging	62	54	47	39	45	53
Metals	20	24	2	4	6	4
Real Estate	40	48	24	18	20	26
Home Fashion	(9)	-	(6)	(5)	5	4
Mining	22	20	70	70	-	-
Railcar	136	(2)	-	-	-	-
Holding Company	36	(323)	(343)	(351)	(254)	(246)
Consolidated Adjusted EBITDA	**$999**	**$1,319**	**($843)**	**($1,034)**	**($1,980)**	**($1,789)**
Less: Adjusted EBITDA attributable to non-controlling interests	358	762	(381)	(461)	(822)	(742)
Adjusted EBITDA attributable to Icahn Enterprises	**$641**	**$557**	**($462)**	**($573)**	**($1,158)**	**($1,047)**
Capital Expenditures	**$316**	**$272**	**$250**	**$195**	**$155**	**$210**

27

Strong Balance Sheet

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Holding Company	Consolidated
	As of September 30, 2020								
ASSETS									
Cash and cash equivalents	$13	$672	$55	$12	$2	$18	$3	$1,087	$1,862
Cash held at consolidated affiliated partnerships and restricted cash	2,650	7	-	1	2	9	5	13	2,687
Investments	6,177	199	60	-	-	15	-	459	6,910
Accounts receivable, net	-	133	108	95	54	13	40	-	443
Inventories, net	-	266	1,068	92	28	-	82	-	1,536
Property, plant and equipment, net	-	2,785	873	155	111	300	66	7	4,297
Goodwill and intangible assets, net	-	243	379	30	10	2	20	-	684
Other assets	3,127	332	617	121	34	133	19	22	4,405
Total assets	**$11,967**	**$4,637**	**$3,160**	**$506**	**$241**	**$490**	**$235**	**$1,588**	**$22,824**
LIABILITIES AND EQUITY									
Accounts payable, accrued expenses and other liabilities	$2,158	$1,009	$1,173	$190	$74	$54	$62	$115	$4,835
Securities sold, not yet purchased, at fair value	970	-	-	-	-	-	-	-	970
Debt	-	1,690	333	258	23	2	28	5,812	8,146
Total liabilities	**$3,128**	**$2,699**	**$1,506**	**$448**	**$97**	**$56**	**$90**	**$5,927**	**$13,951**
Equity attributable to Icahn Enterprises	$4,058	$1,091	$1,654	$44	$144	$433	$145	($4,339)	$3,230
Equity attributable to non-controlling interests	4,781	847	-	14	-	1	-	-	5,643
Total equity	**$8,839**	**$1,938**	**$1,654**	**$58**	**$144**	**$434**	**$145**	**($4,339)**	**$8,873**
Total liabilities and equity	**$11,967**	**$4,637**	**$3,160**	**$506**	**$241**	**$490**	**$235**	**$1,588**	**$22,824**

28

Appendix 29

• IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operating segments and approximately $2 3 billion of assets as of September 30, 2020 • IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and fin ancial results • IEP’s record is based on a long - term horizon that can enhance business value for continued operations and/or facilitate a profit able exit strategy ‒ In 2017, IEP sold ARL for $3.4 billion, resulting in a pre - tax gain of $1.7 billion ‒ In 2018, IEP sold Federal - Mogul for $5.1 billion, resulting in a pre - tax gain of $251 million, Tropicana for $1.5 billion, resul ting in a pre - tax gain of $779 million, and ARI for $1.75 billion, resulting in a pre - tax gain of $400 million ‒ In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness) , r esulting in a pre - tax gain of $252 million • Acquired partnership interest in Icahn Capital Management L.P. in 2007 ‒ IEP and certain of Mr. Icahn ’ s family members and affiliates are the sole investors in the Investment Funds • IEP also has grown the business through organic investment and through a series of bolt - on acquisitions Evolution of Icahn Enterprises Timeline of Recent Acquisitions and Exits (1) Based on the closing stock price of $49.32 and approximately 236.8 million depositary and general partner equivalent units outstanding a s of September 30, 2020 . As of December 31, 200 9 ▪ Mkt. Cap: $ 2 .9bn ▪ Total Assets: $1 7 . 9 bn Current (1) ▪ Mkt. Cap: $1 1 . 7b n ▪ Total Assets: $2 2 . 8 bn American Railcar Industries 1/15/10: 54.4% of ARI’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Tropicana Entertainment 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake CVR Energy 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR Viskase 1/15/10: 71.4% of Viskase’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Year: 30 CVR Refining & CVR Partners 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering American Railcar Leasing 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn IEH Auto Parts Holding 6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni - Select Inc. Ferrous Resources 6/8/15: IEP acquired a controlling interest in Ferrous Resources Pep Boys 2/4/16: IEP acquired Pep Boys American Railcar Leasing 2017: Sale of ARL for $3.4 billion Federal - Mogul & Tropicana 10/1/18: Sold Federal - Mogul for $5.1 billion and Tropicana for $1.5 billion American Railcar Industries 12/5/18: Sold American Railcar Industries for $1.75 billion 20 10 201 1 201 2 201 3 201 4 201 5 201 6 201 7 201 8 201 9 20 20 Ferrous Resources 8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $4 63 million

Adjusted EBITDA Reconciliation 31

Non - GAAP Financial Measures 32 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment

– Last Twelve Months Ended September 30, 2020

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,916)	($220)	($218)	($3)	($19)	$3	($6)	$0	$0	($612)	($2,991)
Interest expense, net	185	114	14	15	1	-	1	-	-	321	651
Income tax expense (benefit)	-	(71)	(58)	7	-	(5)	-	-	-	41	(86)
Depreciation, depletion and amortization	-	343	97	26	18	17	8	-	-	-	509
EBITDA before non-controlling interests	**($1,731)**	**$166**	**($165)**	**$45**	**$0**	**$15**	**$3**	**$0**	**$0**	**($250)**	**($1,917)**
Impairment of assets	-	-	-	-	2	2	3	-	-	-	7
Restructuring costs	-	-	11	(1)	-	-	1	-	-	-	11
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	3	-	(1)	(7)	-	-	-	-	(5)
Other	-	8	78	9	3	16	(3)	-	-	4	115
Adj. EBITDA before non-controlling interests	**($1,731)**	**$174**	**($73)**	**$53**	**$4**	**$26**	**$4**	**$0**	**$0**	**($246)**	**($1,789)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($980)	($115)	($218)	($1)	($19)	$3	($6)	$0	$0	($612)	($1,948)
Interest expense, net	88	52	14	12	1	-	1	-	-	321	489
Income tax expense (benefit)	-	(45)	(58)	6	-	(5)	-	-	-	41	(61)
Depreciation, depletion and amortization	-	189	97	20	18	17	8	-	-	-	349
EBITDA attributable to IEP	**($892)**	**$81**	**($165)**	**$37**	**$0**	**$15**	**$3**	**$0**	**$0**	**($250)**	**($1,171)**
Impairment of assets	-	-	-	-	2	2	3	-	-	-	7
Restructuring costs	-	-	11	(1)	-	-	1	-	-	-	11
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	3	-	(1)	(7)	-	-	-	-	(5)
Other	-	6	78	7	3	16	(3)	-	-	4	111
Adjusted EBITDA attributable to IEP	**($892)**	**$87**	**($73)**	**$43**	**$4**	**$26**	**$4**	**$0**	**$0**	**($246)**	**($1,047)**

33

Adjusted EBITDA Reconciliation by Segment

– Nine Months Ended September 30, 2020

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,937)	($236)	($149)	$3	($10)	($4)	($2)	$0	$0	($507)	($2,842)
Interest expense, net	145	89	9	10	1		1	-	-	246	501
Income tax expense (benefit)		(85)	(39)	3				-	-	3	(118)
Depreciation, depletion and amortization		256	72	19	13	13	6	-	-		379
EBITDA before non-controlling interests	**($1,792)**	**$24**	**($107)**	**$35**	**$4**	**$9**	**$5**	**$0**	**$0**	**($258)**	**($2,080)**
Impairment of assets	-	-	-	-	1	2	3	-	-	-	6
Restructuring costs	-	-	8	-	-	-	-	-	-	-	8
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	1	-	(1)	(7)	-	-	-		(7)
Other	-	8	56	10	2	16	(3)	-	-	4	93
Adj. EBITDA before non-controlling interests	**($1,792)**	**$32**	**($42)**	**$45**	**$6**	**$20**	**$5**	**$0**	**$0**	**($254)**	**($1,980)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($990)	($140)	($149)	$3	($10)	($4)	($2)	$0	$0	($507)	($1,799)
Interest expense, net	69	41	9	8	1		1	-	-	246	375
Income tax expense (benefit)		(56)	(39)	3	-		-	-	-	3	(89)
Depreciation, depletion and amortization		141	72	15	13	13	6	-	-	-	260
EBITDA attributable to IEP	**($921)**	**($14)**	**($107)**	**$29**	**$4**	**$9**	**$5**	**$0**	**$0**	**($258)**	**($1,253)**
Impairment of assets	-	-	-	-	1	2	3	-	-	-	6
Restructuring costs	-	-	8	-	-	-	-	-	-	-	8
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	1	-	(1)	(7)	-	-	-	-	(7)
Other	-	6	56	7	2	16	(3)	-	-	4	88
Adjusted EBITDA attributable to IEP	**($921)**	**($8)**	**($42)**	**$36**	**$6**	**$20**	**$5**	**$0**	**$0**	**($254)**	**($1,158)**

34

Adjusted EBITDA Reconciliation by Segment

– Nine Months Ended September 30, 2019

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,564)	$298	($128)	($16)	($13)	$9	($13)	$311	$0	($494)	($1,610)
Interest expense, net	66	77	15	12	1	(1)	1	3	-	221	395
Income tax expense (benefit)	-	98	(36)	2	-	(1)	-	1	-	(76)	(12)
Depreciation, depletion and amortization	-	265	73	19	14	13	5	-	-	-	389
EBITDA before non-controlling interests	**($1,498)**	**$738**	**($76)**	**$17**	**$2**	**$20**	**($7)**	**$315**	**$0**	**($349)**	**($838)**
Impairment of assets	-	-	-	1	-	-	-	-	-	-	1
Restructuring costs	-	-	3	9	3	-	-	-	-	-	15
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	2	-	(1)	-	-	(252)	-	-	(251)
Other	-	-	22	10	-	(2)	2	7	-	(2)	37
Adj. EBITDA before non-controlling interests	**($1,498)**	**$738**	**($49)**	**$39**	**$4**	**$18**	**($5)**	**$70**	**$0**	**($351)**	**($1,034)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($785)	$221	($128)	($13)	($13)	$9	($13)	$299	$0	($494)	($917)
Interest expense, net	33	34	15	9	1	(1)	1	1	-	221	314
Income tax expense (benefit)	-	75	(36)	2	-	(1)	-	1	-	(76)	(35)
Depreciation, depletion and amortization	-	147	73	15	14	13	5	-	-	-	267
EBITDA attributable to IEP	**($752)**	**$477**	**($76)**	**$13**	**$2**	**$20**	**($7)**	**$301**	**$0**	**($349)**	**($371)**
Impairment of assets	-	-	-	1	-	-	-	-	-	-	1
Restructuring costs	-	-	3	7	3	-	-	-	-	-	13
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	2	-	(1)	-	-	(252)	-	-	(251)
Other	-	-	22	7	-	(2)	2	6	-	(2)	33
Adjusted EBITDA attributable to IEP	**($752)**	**$477**	**($49)**	**$30**	**$4**	**$18**	**($5)**	**$55**	**$0**	**($351)**	**($573)**

35

Adjusted EBITDA Reconciliation by Segment

– Year Ended December 31, 2019

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,543)	$314	($197)	($22)	($22)	$16	($17)	$311	$0	($599)	($1,759)
Interest expense, net	106	102	20	17	1	(1)	1	3	-	296	545
Income tax expense (benefit)	-	112	(55)	6	-	(6)	-	1	-	(38)	20
Depreciation, depletion and amortization	-	352	98	26	19	17	7	-	-	-	519
EBITDA before non-controlling interests	**($1,437)**	**$880**	**($134)**	**$27**	**($2)**	**$26**	**($9)**	**$315**	**$0**	**($341)**	**($675)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	8	3	-	1	-	-	-	18
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	9	1	(2)	2	7	-	(2)	59
Adj. EBITDA before non-controlling interests	**($1,437)**	**$880**	**($80)**	**$47**	**$2**	**$24**	**($6)**	**$70**	**$0**	**($343)**	**($843)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($775)	$246	($197)	($17)	($22)	$16	($17)	$299	$0	($599)	($1,066)
Interest expense, net	52	45	20	13	1	(1)	1	1	-	296	428
Income tax expense (benefit)	-	86	(55)	5	-	(6)	-	1	-	(38)	(7)
Depreciation, depletion and amortization	-	195	98	20	19	17	7	-	-	-	356
EBITDA attributable to IEP	**($723)**	**$572**	**($134)**	**$21**	**($2)**	**$26**	**($9)**	**$301**	**$0**	**($341)**	**($289)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	6	3	-	1	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	7	1	(2)	2	6	-	(2)	56
Adjusted EBITDA attributable to IEP	**($723)**	**$572**	**($80)**	**$37**	**$2**	**$24**	**($6)**	**$55**	**$0**	**($343)**	**($462)**

36

Adjusted EBITDA Reconciliation by Segment

– Year Ended December 31, 2018

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	$679	$334	($230)	($15)	$5	$112	($11)	$1	$1	($639)	$237
Interest expense, net	46	102	16	15	-	1	1	2	-	328	511
Income tax expense (benefit)	-	46	(52)	(4)	1	5	-	2	2	(14)	(14)
Depreciation, depletion and amortization	-	339	92	26	18	19	8	6	-	-	508
EBITDA before non-controlling interests	**$725**	**$821**	**($174)**	**$22**	**$24**	**$137**	**($2)**	**$11**	**$3**	**($325)**	**$1,242**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	92
Restructuring costs	-	-	5	9	-	-	2	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	6	-	-	-	-	-	-	6
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	3	(5)	-	(90)
Other	-	-	30	17	(1)	-	(1)	6	-	2	53
Adj. EBITDA before non-controlling interests	**$725**	**$821**	**($48)**	**$54**	**$24**	**$48**	**$0**	**$20**	**($2)**	**($323)**	**$1,319**
Adjusted EBITDA attributable to IEP											
Net income (loss)	$319	$213	($230)	($12)	$5	$112	($11)	$3	$1	($638)	($238)
Interest expense, net	20	40	16	11	-	1	1	2	-	328	419
Income tax expense (benefit)	-	36	(52)	(3)	1	5	-	2	2	(15)	(24)
Depreciation, depletion and amortization	-	171	92	22	18	19	8	3	-	-	333
EBITDA attributable to IEP	**$339**	**$460**	**($174)**	**$18**	**$24**	**$137**	**($2)**	**$10**	**$3**	**($325)**	**$490**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	92
Restructuring costs	-	-	5	7	-	-	2	-	-	-	14
Non-service cost of U.S. based pension	-	-	-	4	-	-	-	-	-	-	4
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	2	(5)	-	(91)
Other	-	-	30	14	(1)	-	(1)	4	-	2	48
Adjusted EBITDA attributable to IEP	**$339**	**$460**	**($48)**	**$43**	**$24**	**$48**	**$0**	**$16**	**($2)**	**($323)**	**$557**

37

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 201 7 38 Net income (loss) $118 $316 ($51) ($6) ($44) $549 ($20) $10 $1,171 $355 $2,398 Interest expense, net 166 109 13 13 - 2 - 5 23 319 650 Income tax expense (benefit) - (341) (146) 21 43 - - 3 531 (643) (532) Depreciation, depletion and amortization - 322 111 25 20 20 8 5 7 - 518 $284 $406 ($73) $53 $19 $571 ($12) $23 $1,732 $31 $3,034 Impairment of assets - - 15 1 - 2 1 - 68 - 87 Restructuring costs - - - 2 1 - 1 - - - 4 Non-service cost of U.S. based pension - - - 4 - - - - - - 4 (Gain) loss on disposition of assets, net - - (5) - - (496) - - (1,664) (1) (2,166) Other - (1) 66 2 - (37) 1 (1) - 6 36 $284 $405 $3 $62 $20 $40 ($9) $22 $136 $36 $999 Net income (loss) $80 $253 ($51) ($5) ($44) $549 ($20) $9 $1,171 $355 $2,297 Interest expense, net 58 44 13 9 - 2 - 4 23 319 472 Income tax expense (benefit) - (238) (146) 16 43 - - 2 531 (643) (435) Depreciation, depletion and amortization - 157 111 18 20 20 8 2 7 - 343 $138 $216 ($73) $38 $19 $571 ($12) $17 $1,732 $31 $2,677 Impairment of assets - - 15 1 - 2 1 - 68 - 87 Restructuring costs - - - 1 1 - 1 - - - 3 Non-service cost of U.S. based pension - - - 3 - - - - - - 3 (Gain) loss on disposition of assets, net - - (5) - - (496) - - (1,664) (1) (2,166) Other - (1) 66 2 - (37) 1 - - 6 37 $138 $215 $3 $45 $20 $40 ($9) $17 $136 $36 $641 Adjusted EBITDA attributable to IEP Adjusted EBITDA EBITDA before non-controlling interests Adj. EBITDA before non-controlling interests Adjusted EBITDA attributable to IEP EBITDA attributable to IEP ($Millions) Investment Energy Automotive Food Packaging Metals Real Estate Home Fashion Mining Railcar Holding Company Consolidated

Financial Performance 39 Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises ($Millions) Investment $80 $319 ($775) ($980) Energy 253 213 246 (115) Automotive (51) (230) (197) (218) Food Packaging (5) (12) (17) (1) Metals (44) 5 (22) (19) Real Estate 549 112 16 3 Home Fashion (20) (11) (17) (6) Mining 9 3 299 - Railcar 1,171 1 - - Holding Company 355 (638) (599) (612) Discontinued Operations 157 1,720 (32) (8) $2,454 $1,482 ($1,098) ($1,956) 2017 2018 2019 2020 FYE December 31, LTM September 30, ($Millions) Investment $138 $339 ($723) ($892) Energy 215 460 572 87 Automotive 3 (48) (80) (73) Food Packaging 45 43 37 43 Metals 20 24 2 4 Real Estate 40 48 24 26 Home Fashion (9) - (6) 4 Mining 17 16 55 - Railcar 136 (2) - - Holding Company 36 (323) (343) (246) $641 $557 ($462) ($1,047) 2020 LTM September 30,FYE December 31, 2017 2018 2019 $2,454 $1,482 ($1,098) ($1,956) FYE 2017 FYE 2018 FYE 2019 LTM 9/30/20 $641 $557 ($462) ($1,047) FYE 2017 FYE 2018 FYE 2019 LTM 9/30/20